
<ARTICLE> 5
<LEGEND>
This FDS schedule for Krupp Realty Fund-VII contains summary financial information extracted from the financial statements for the quarter ended
March 31, 1995 and is qualified in its entirety by reference to such financials statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                       1,028,978
<SECURITIES>                                         0
<RECEIVABLES>                                  140,441
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               407,089
<PP&E>                                      28,271,137<F1>
<DEPRECIATION>                            (11,894,998)<F2>
<TOTAL-ASSETS>                              17,952,647
<CURRENT-LIABILITIES>                          683,589
<BONDS>                                     12,871,418<F3>
<COMMON>                                     4,397,640<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,952,647
<SALES>                                      1,113,121
<TOTAL-REVENUES>                             1,113,121
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               793,965<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             281,315
<INCOME-PRETAX>                                 37,841
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             37,841
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    37,841
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F6>Net income allocated $757 to g.p.'s and $37,084 to L.P.'s for the quarter ended
3/31/95.  Average net income is $1.25 per unit for 27,184 units outstanding.
<F5>Includes operating expenses of $366,733, real estate tax expense of $113,571 &
depreciation and amortization of $313,661.
<F4>Represents total equity of general partners (229,220) and limited partners
4,626,860.
<F3>Represents mortgage notes payable.
<F2>Includes depreciation of $11,866,431 and amortization of deferred expenses of
$28,567.
<F1>Includes apartment complexes of $18,362,475, retail center of $9,622,506 and deferred expenses of $286,156.

